Exhibit 24.1

FNB UNITED CORP.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

Each of the undersigned directors and officers of FNB United Corp. (the “ Corporation”) hereby constitutes and appoints Michael C. Miller, Jerry A. Little, Robert O. Bratton and Melanie S. Tuttle, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 with respect to the shares of Common Stock, par value $2.50 per share, of the Corporation issuable in connection with the FNB Retirement/Savings Plus Benefit Plan, and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, all in the name, place and stead of the said director or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

EXECUTED as of the 11th day of January, 2007.

/s/ Michael C, Miller	/s/ Jerry A. Little
Michael C. Miller	Jerry A. Little
Chairman, President and Director	Treasurer and Secretary (Principal
(Principal Executive Officer)	Financial and Accounting Officer)

/s/ Jacob F. Alexander III	/s/ Larry E. Brooks
Jacob F. Alexander III	Larry E. Brooks
Director	Director

/s/ James M. Campbell, Jr.	/s/ R. Larry Campbell
James M. Campbell, Jr.	R. Larry Campbell
Director	Director

/s/ David E. Cline	/s/ Darrell L. Frye
David E. Cline	Darrell L. Frye
Director	Director

/s/ Wilbert L. Hancock	/s/ Robert P. Huntley
Wilbert L. Hancock	Robert P. Huntley
Director	Director

/s/ Thomas A. Jordan	/s/ Lynn S. Lloyd
Thomas A. Jordan	Lynn S. Lloyd
Director	Director

/s/ H. Ray McKenney, Jr.	/s/ Eugene B. McLaurin, II
H. Ray McKenney, Jr.	Eugene B. McLaurin, II
Director	Director

/s/ R. Reynolds Neely, Jr.	/s/ Richard K. Pugh
R. Reynolds Neely, Jr.	Richard K. Pugh
Director	Director

/s/ J. M. Ramsay, III	/s/ Carl G. Yale
J. M. Ramsay, III	Carl G. Yale
Director	Director

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